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                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use of our report on the financial statements of Hopkinsville Federal Savings Bank in the Form AC Application for Approval of Conversion filed by HopFed Bancorp, Inc. with the Office of Thrift Supervision and in the Registration Statement on Form S-1 filed by HopFed Bancorp, Inc. with the Securities and Exchange Commission and to the reference to our firm under the heading "Experts" in the Prospectus constituting part of such Form AC and Form S-1.

                                       /s/ York, Neel & Co.-Hopkinsville, LLP
                                       York, Neel & Co.-Hopkinsville, LLP

September 10, 1997